Exhibit 1

The following information relates to the partners of Chun LP.:

Name	Occupation/Principal Business	Address	Citizenship/Place of Organization
CHUN Holdings Ltd. General Partner	Holding Company	c/o Yigal Arnon & Co. 1 Azrieli Center, Tel Aviv, Israel	Israel
Aviv Tzidon Limited Partner	Director of Companies	c/o Yigal Arnon & Co. 1 Azrieli Center, Tel Aviv, Israel	Israeli
Aeronautics Defense Systems Ltd.	See Item 2	Nachal Sorek, Northern Industrial Area, Yavne, Israel	Israel
Prescient Systems & Technologies Pte Ltd.	See Item 2	24 Ang Mo Kio Street 65, Singapore 569061	Singapore

The following information relates to the executive officers and directors of Aeronautics Defense Systems Ltd:

Name	Occupation	Address	Citizenship/Place of Organization
Avi Leumi	CEO and Chairman of the Board of Directors of Aeronautics Defense Systems Ltd.	29 Sold Street, Ramat Hasharon, Israel	Israeli
Uri Manor	Managing Director Datus Ltd. and CEO of Yoel Technologies Ltd.	2 Kaufman Street, Tel Aviv, Israel	Israeli
Moshe Caspi	Chief Technology Office of Aeronautics Defense Systems Ltd.	Moshav Zalafon 75	Israeli
David Rabinovich	Doctor	6 Hadassah Street, Tel Aviv, Israel	Israeli
Yosef Sade	Attorney	62 Yair Street, Ramat Gan, Israel	Israeli

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The following information relates to the executive officers and directors of Prescient Systems & Technologies Pte. Ltd:

Name	Principal Occupation	Address	Citizenship/Place of Organization
Seah Moon Ming	President of Singapore Technologies Electronics Limited	66 Kew Heights, Singapore 465861	Singaporean
Yong Thiam Chong	President of LSG, Singapore Technologies Electronics Limited	52 Pennefather Road, Singapore 424463	Singaporean
Jeffrey Lynn Sampler	Associate Professor of Information Management at London Business School University	Sandlewood, Templewood Lane, Farnham Common, England	U.S.
Cherian Padinjarethalakal Thomas	Director of Prescient Systems & Technologies Pte Ltd.	18 Mayfield Gdns, Walton-On-Thames Surrey, England	Indian
Tay Hun Kiat	President Asia Pacific Operations of Singapore Technologies Electronics Limited	No.7 Frankel Street Singapore 458048	Singaporean
Pritam Singh	Vice President Asia Pacific Operations of Singapore Technologies Electronics Limited	2A Margate Road #08-01 Singapore 438073	Singaporean
Vivek Chandrakant Gole	Director of Prescient Systems & Technologies Pte. Ltd.	14 Oakford Road, London NW5, England	British
Chan Meng Koo	General Manager - ST Training & Simulation Pte Ltd.	Blk 3 Marine Vista #21-61 Neptune Court, Singapore 449027	Singaporean
Junko Kawai (Calderhead)	Director of Prescient Systems & Technologies Pte. Ltd.	45, Crescent Court, The Crescent, Surbiton, England	Japanese

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